As filed with the Securities and Exchange Commission on July 11, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________________________________________________

EXACT SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	02-0478229 (I.R.S. Employer Identification No.)

5505 Endeavor Lane, Madison, Wisconsin (Address of principal executive offices)	53719 (Zip Code)
Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan
Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024)
(Full title of the plan)
James Herriott
Senior Vice President, General Counsel and Secretary
Exact Sciences Corporation
5505 Endeavor Lane
Madison, WI 53719
(Name and address of agent for service)
(608) 284-5700
(Telephone number, including area code, of agent for service)
_____________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________________________________________________________________

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.

The information required by this Item 1 is omitted from this filing and is included in documents sent or provided to participants of the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan (the “2025 Plan”) and the Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024) (the “Stock Purchase Plan”, and together with the 2025 Plan, the “Plans”) covered by this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
The information required by this Item 2 is omitted from this filing and is included in documents sent or provided to participants of the Plans covered by this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by Exact Sciences Corporation, a Delaware corporation (the "Company" or "Registrant") with the U.S. Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 19, 2025;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 1, 2025;
•Current Reports on Form 8-K, filed with the Commission on January 6, 2025, January 13, 2025, April 29, 2025, and June 16, 2025;
•the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2025 that are specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
•The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 16, 2021, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, the director or officer failed to act in good faith or engaged in intentional misconduct or knowingly violated a law, the director authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or the director or officer obtained an improper personal benefit, or, solely in the case of an officer, in any action by or in the right of the corporation. The Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides for this limitation of liability solely for its directors.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
In addition, the Certificate of Incorporation provides that the Company shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of the Company’s directors or officers or is or was serving, or has agreed to serve, at the Company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit Title

4.1
Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant's Form S-1 (File No. 333-48812) filed on December 4, 2000, which is incorporated herein by reference)

4.2	Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 24, 2020, which is incorporated herein by reference)
4.3
Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of Exact Sciences Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2023, which is incorporated herein by reference)

4.4
Seventh Amended and Restated By-Laws of the Registrant, dated June 9, 2023 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 12, 2023, which is incorporated herein by reference)

4.5
Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2025, which is incorporated herein by reference)

4.6
Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated July 31, 2024), (previously filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2024, which is incorporated herein by reference)

4.7
Amendment No. 1 to Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated July 31, 2024) (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 16, 2025, which is incorporated herein by reference)

4.8	The Registrant's 2025 Omnibus Long-Term Incentive Plan Form Restricted Stock Unit Award Agreement, filed herewith
4.9	The Registrant's 2025 Omnibus Long-Term Incentive Plan Form Performance Share Unit Award Agreement, filed herewith
4.10	The Registrant's 2025 Omnibus Long-Term Incentive Plan Form Director Restricted Stock Award Agreement, filed herewith
5.1	Opinion of K&L Gates LLP, filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1 hereto and filed herewith)
24	Power of Attorney (signature page to this Registration Statement)
107.1	Filing Fee Table
Item 9. Undertakings
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on July 11, 2025.

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Kevin T. Conroy
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Kevin T. Conroy and Aaron Bloomer his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin T. Conroy	President, Chief Executive Officer and Chairman (Principal Executive Officer)	July 11, 2025
Kevin T. Conroy

/s/ Aaron Bloomer	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 11, 2025
Aaron Bloomer

/s/ Michael Barber	Director	July 11, 2025
Michael Barber

/s/ Paul Clancy	Director	July 11, 2025
Paul Clancy

/s/ D. Scott Coward	Director	July 11, 2025
D. Scott Coward

/s/ James E. Doyle	Director	July 11, 2025
James E. Doyle

/s/ Daniel J. Levangie	Director	July 11, 2025
Daniel J. Levangie

/s/ Shacey Petrovic	Director	July 11, 2025
Shacey Petrovic

/s/ Kimberly Popovits	Director	July 11, 2025
Kimberly Popovits

/s/ Leslie Trigg	Director	July 11, 2025
Leslie Trigg

/s/ Katherine S. Zanotti	Director	July 11, 2025
Katherine S. Zanotti